Exhibit 10.8

Certain information marked as redacted has been excluded from the Agreement because it is both not material and is the type that the registrant treats as private or confidential

Right to review the deed This contract was brought back by the lessee for review on October 19, 112, Taiwan for 3 days (at least three days during the review period of the contract).

Lessee Signature:

Lessor’s signature :

Cultural capital

Tenancy deeds

Lessee of the deed holder Galaxy Human Resources Limited, lessor Chen Jianfeng [for the owner □ subleaser (should prompt the original owner to agree to sublease documents)] For the purpose of renting the house, the parties agree that the terms of this contract are as follows:

Article 1 The subject of the lease of housing

First, the house signs:

(i).	House number New Taipei City Linkou District Wenhua Road 2nd Section 46, first floor (the base is located New Forest Section 1117 Lot Number.)

(ii).	The exclusive part is built no. 172, the right range is 1/1, and the total area is 16.494 ping.

1.	Area of the main building:

1 floor 12 635 pyeong, the use of general retail industry.

2.	Balcony for the purpose of ancillary buildings, area 0. 411 pyeong.

(iii).	There are a total of 232 parts, and the right range is 1000000/2042 holding sub-area of 3.448 ping.

(iv).	■ There is □ there is no right to set others, if there is, the type of right: the maximum limit mortgage

(5).	□ there is ■ no seizure registration.

II. Lease Scope:

(i).	House ■ All □ part: Room □ 1st floor Room □ room, area 45 236 pyeong (such as the lease scope indicated in the Schematic Map of the Location pattern of the house).

(ii).	Parking:

1.	Parking space type and number: None

2.	Use time:

□ □ daytime □ night □ other ___. (If not, it is exempt from filling in).

(iii).	Rental of ancillary equipment:

□ there is ■ no ancillary equipment, if so, unless there is a list of ancillary equipment, the details are as follows as the confirmation of the status of the housing lease object attached.

(iv).	Other: __________.

Article 2 Lease Period

The lease period is from November 1, 112 of the Republic of China to 31 October of 114 of the Republic of China.

Article 3 Rent Agreement and Payment

The monthly rent for the lessee is NT$(29,700), each period shall pay one month’s rent, and shall be paid on the 1st of each month, without delay or refusal for any reason; The lessor may also not arbitrarily request a rent adjustment.

Rent payment method: □ cash payment ■ Transfer payment

Financial institution: Yushan Bank (808), account name: Fang Jifen, account number: 0886-968-123299

Account opening branch: Yushan Bank Linkou Branch.

Article 4 Security deposit (deposit) agreed upon and returned

The security deposit (deposit) shall be agreed upon by both parties to the lease to be 50,000 yuan (the maximum shall not exceed the total amount of the house rent for two months). The lessee shall give the paying lessee at the same time as signing this contract.

The security deposit (deposit) mentioned in the preceding paragraph shall be returned by the lessor when the lease period expires or the lease deed is terminated and the lessee returns the house when the lessee returns the house, except in the case of the third paragraph of Article 11, the fourth paragraph of Article 12 and the second paragraph of Article 16.

Article 5 Payment of related expenses during the lease period5

Expenses incurred in the use of the house during the rental period:

I. Management Fee:

■	Borne by the lessor.

□	borne by the lessee.

Houses are rounded up every month.

Parking spaces are rounded up every month.

If the cost is increased during the lease period due to reasons that cannot be attributed to the parties, the lessee shall increase the amount of the amount to 10% of the burden; If this fee is reduced, the lessee shall bear the reduced amount.

□	Other: .

2. Water charges:

□	borne by the lessor.

■	Borne by the lessee.

□	Others:

3. Electricity Charges:

□	borne by the lessor.

■	Borne by the lessee.

□	Other: __________ (e.g. every degree meta-integer).

IV. Gas Fee:

□	borne by the lessor.

■	Borne by the lessee.

□	Other :

5. Other expenses and their payment methods: the lease tax shall be borne by the lessee, and the second-generation health insurance shall be borne by the lessor.

Article 6 Agreement on the Burden of Taxes and Fees

The taxes and fees related to this lease deed shall be handled in accordance with the following agreements:

1.	Housing tax and land value tax shall be borne by the lessor.

2.	Stamp duty on silver money receipts shall be borne by the lessor.

Third, the signing agency fee is 0 yuan

□	borne by the lessor.

□	borne by the lessee.

□	borne equally by both parties to the lease.

□	Other: __________.

4. The notary fee is 0 yuan

□	borne by the lessor.

□	borne by the lessee.

□	borne equally by both parties to the lease.

□	Other: __________.

5. The notary agency fee is 0 yuan

□	borne by the lessor.

□	borne by the lessee.

□	borne equally by both parties to the lease.

□	Other: __________.

6. Other taxes and fees and their payment methods: __________.

Article 7 Restrictions on the Use of Houses

This house is for residential use. No change of use may be made without the consent of the lessor.

The lessee agrees to abide by the resident’s statute and not to use it illegally or to store explosive or flammable items that affect public safety.

The lessor □ agrees ■ disagrees to sublease, lend or otherwise use all or part of the house, or to transfer the lease right to another person.

If the lessor agrees to sublease in the preceding paragraph, the lessee shall prompt the lessor to agree to sublease the documents supporting the sublease.

Article 8 Repair and Modification

If the house or ancillary equipment is damaged and repaired, the lessor shall be responsible for repairing it. However, this does not apply if the parties to the lease have agreed, customary or attributable to the lessee.

If the lessor is responsible for repairs under the preceding paragraph, if the lessor fails to make repairs within the corresponding period of time specified by the lessee, the lessee may repair itself and request the lessor to reimburse its expenses or deduct them from the rent agreed in Article 3.

If it is necessary to modify the facilities of the house, the lessee shall obtain the consent of the lessor before installing itself in accordance with the relevant laws and regulations, but shall not damage the structural safety of the original building.

When the lessee returns the house in the preceding case, which shall be returned ■ in the current situation □ other ____.

Article 9 Responsibilities of the Lessee

The lessee shall take care of the house with the care of a good manager and shall be liable for damages if the house is damaged or lost in violation of this obligation. However, this shall not be the case if the house is damaged or lost in accordance with the agreed method or the use or income of the house.

Article 10 The house is partially destroyed

In the course of the lease relationship, if a part of the house is lost due to reasons that cannot be attributed to the lessee, the lessee may request a reduction in the rent according to the part lost.

Article 11 Early termination of the lease

Before the expiration of the term of this contract, the two parties to the lease □ may ■ may not terminate the lease.

If the lease is terminated by agreement, either party to the lease shall notify the other party before □ one month or □ ____month. If one party terminates the lease without prior notice, it shall compensate the other party for liquidated damages for the amount of the lease for one month (up to a maximum of one month).

The liquidated damages to be compensated by the lessee in the preceding paragraph may be deducted from the security deposit (deposit) in Article 4.

Before the expiry of the lease period, if the lease is terminated in accordance with paragraph 2, the rent already received by the lessor shall be returned to the lessee.

Article 12 Return of Houses

At the end of the lease period or the termination of the lease deed, the lessee shall return the house to the lessor and move out of the household registration or other registration.

The return of the house mentioned in the preceding paragraph shall be completed by both the tenants and the on-site delivery procedures for the condition of the house and the equipment. If one of the parties to the lease fails to make the same point payment, and the other party still does not meet with the same party after being reminded by the other party for a considerable period of time, it shall be deemed to have completed the point payment.

If the lessee fails to return the house in accordance with the first agreement, the lessor may request from the lessee an additional monthly rent for the period during which the house has not been returned, and may request a liquidated damages of double the amount of the monthly rent (in the case of less than one month, converted into daily rent) until the return.

The amount of the preceding paragraph and the relevant expenses not paid by the lessee may be deducted by the lessor from the security deposit (deposit) of Article 4.

Article 13 Assignment of Ownership of Houses

After the lessor has delivered the house, the lessee is in possession, and even if its ownership is transferred to a third party, this contract will continue to exist for the transferee.

In the case of the preceding paragraph, the lessor shall hand over the security deposit (deposit) and the rent and transferee that has been received in advance, and notify the lessee in writing.

If this contract is not notarized, its term is more than five years or the period is not fixed, the provisions of the preceding two paragraphs shall not apply.

Article 14 The lessor terminates the lease

The lessee may terminate the lease if the lessee has any of the following circumstances:

1.	The total amount of rent paid late is two months’ time, and the lessee shall not pay it after being reminded by the lessor for a certain period of time.

2.	Use in violation of Article 7.

3.	Use in violation of the provisions of Article 8, Paragraph 3.

4.	The amount of the rent amount of the arrears of management fees or other expenses to be borne for a corresponding period of two months shall not be paid by the lessee after being reminded by the lessor for a corresponding period of time.

Article 15 The lessee terminates the lease

The lessee may terminate the lease if the lessor has any of the following circumstances:

1.	If it is necessary to repair the house due to damage, the lessor shall be responsible for the repair, and the repair shall not be completed after being reminded by the lessee for a considerable period of time.

2.	In the cases provided for in Article 10, the reduction of rent cannot be agreed upon, or the remaining part of the house cannot achieve the purpose of leasing.

3.	When there is a defect in the premises that endangers the safety or health of the tenant or his cohabitants.

Article 16 Disposal of remnants

Upon expiry of the lease term or termination of the lease deed, the lessee’s remains shall be disposed of in the following manner:

1.	When the lessee returns the house, it shall be left to the lessor to deal with it.

2.	When the lessee fails to return the house, if the lessor reminds him to move out within a period of three days, it shall be deemed to be waste and left to the lessor.

The expenses required for the disposal of the remains mentioned in the preceding paragraph shall be deducted by the security deposit (deposit) in advance, and if there is a deficiency, the lessor may request the lessee to pay the insufficient expenses.

Article 17 Notification of service and delivery

Unless otherwise agreed in this Deed, notices between the Lessor and the Lessee shall be made by mail, and the address stated in this Deed shall prevail; And can be by ■ e-mail ■ SMS ■ telephone method (if there is no agreed notification method, it should be mailed); If the notice is not reachable due to a change of address or if the notification is not reached (including refusal) due to a change in address, the date of the other party’s first posting or notification is presumed to be the date of arrival.

Article 18: Handling of Doubts

In the event of any doubt in the terms of this Agreement, it shall be interpreted in favour of the lessee.

Article 19: Other Agreements

Both parties to this contract agree to □ notarize ■ not to notarize.

This contract has been notarized, and both parties to the lease □ not agree; □ agree that the notarial deed states that the following matters shall be subject to enforcement:

□	1.	The lessee shall not return the house after the expiry of the lease period.

□	2.	The rent owed by the lessee in accordance with the contract, the management fee paid by the lessor, or the amount payable in the event of default.

□	3.	The lessor shall return all or one of the security deposits (deposits) upon the expiry of the lease term or the termination of the lease deed.

The notarial deed states that, in the event of compulsory enforcement of a monetary obligation, if there is a guarantor, the effect of paragraph __in the latter paragraph of the preceding paragraph extends to the guarantor.

Article 20 Dispute Resolution

Disputes arising out of this Agreement may be handled by both parties in the following manner:

1.	Apply to the Real Estate Dispute Mediation Committee of the municipality directly under the Central Government or county (city) where the house is located.

2.	Apply for mediation to the Consumer Dispute Mediation Committee of the Municipality directly under the Central Government or county (city).

3.	Apply to the township, city (district) mediation committee for mediation.

4.	Appeal to the court where the house is located for mediation or litigation.

Article 21: The validity of contracts and their relevant annexes

This contract shall enter into force on the date of signing, and each party shall hold an original copy of the contract.

Advertisements and related attachments to this Contract shall be deemed to be part of this Contract.

The rights and obligations set forth in this Contract shall be effective against each successor of both parties.

Article 22 Disposal of unfinished matters

1.	If there are any outstanding matters in this contract, it shall be resolved fairly in accordance with the relevant laws and regulations, customs, equality and reciprocity and the principle of good faith

Decide.

Annex

■	Transcription of the building

□	use license copy

■	Copies of the ID cards of both parties

□	the authorized agent to sign the consent form

□	confirmation of the status of the rental subject

□	a list of ancillary equipment

Schematic diagram of the location of the □ house

□	Others (measurement results, photos of the current situation of the interior space)

Confirmation of the status of the subject matter of the lease

Form completion date October 19, 112 Republic of China

Item	Content	Remarks description
1

□ there is ■ there is no part of the unregistered reconstruction, addition, construction, or illegal construction:

□ the first floor __ square meters□ __ floor __ square meters.

□ the top floor is __ square meters □ other _ square meters.

If it is an illegal construction (a building that has not been added or added according to law), the lessor should accurately explain it so that the lessee can fully understand that the building in this range is in danger of being demolished or otherwise dangerous at any time.
2	Building type: Complex building. Current layout of the building: room (room, room) hall bathroom □ there are □ no compartments.

First, the type of building:

(i). General buildings: sky houses, villas (separate ownership without co-ownership).

(ii). Distinguish all buildings: apartments (the fifth floor includes the following without elevators), through the sky, storefronts (shops), office commercial buildings, residential or complex buildings (with elevators above the eleventh floor), Huasha ( The tenth floor includes the following elevators), suites (one bedroom, one living room, one bathroom) and so on.

(iii). Other special buildings: such as factories, factories, farmhouses, warehouses and other types.

Second, the current situation (for example: the number of rooms, halls, bathrooms, whether there are compartments).

3

Parking space category□ ramp plane□ lifting plane□ ramp machinery□ lifting machinery□ tower parking space □ first floor plan □ other __.

Number: No. □ has □ no right to independence.

□ there are □ non-inspection attached to the sub-management agreement and figures.

4	□ is □ whether □ do not know that there are fire fighting facilities, if so, the project: (1) Fire extinguisher (2) ______
5	Water supply and drainage ■ yes□ is not normal.
6	□ yes□ whether there is a statute for an apartment building; If so, □ have □ no inspection statute.
7

The ancillary equipment items are as follows:

□ TV __ desk □ TV cabinet pieces □ sofa group □ coffee table __ pieces □ dining table Zhang □ dining table and chairs Zhang □ shoe cabinet pieces □ curtains group □ lighting __ pieces □ refrigerator □ washing machine desk □ bookcase pieces □ bed group (head) pieces □ wardrobe group □ dressing table pieces □ desk chair __□ locker__pieces□ telephone_□ security facilities__Group □ microwave oven__□ dishwasher_______ Taiwan □ air conditioner 2 sets □ exhaust hood Table □ flow management tableware □ gas stove table □ water heater table □ natural gas □ other __.

Lessor: ________________ Lessee: ________________ Date of signature: ________________

Contractor

Lessor:

Name (name): Fang Jifen
ID number: [xxxxxxxxxxxxx]
Household Registration Address:
Address: [xxxxxxxxxxxxx]
Contact number: [xxxxxxxxxxxxx]

Lessee:

Name (name): Galaxy Human Resources Limited
Uniform: [xxxxxxxxxxxxx]
Address: [xxxxxxxxxxxxx]
Contact: [xxxxxxxxxxxxx]

Keys: 2 gates, 2 iron door remote controls

October 19, 112, Republic of China